Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2025 relating to the financial statements, which is incorporated by reference in the Registration Statement on Form S-3 (No. 333-281318) of Corvus Pharmaceuticals, Inc. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-3 (No. 333-281318) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
January 21, 2026